Exhibit 99.1

THE LGL GROUP REPORTS SECOND QUARTER 2021 RESULTS

ORLANDO, FL August 11, 2021 – The LGL Group, Inc. (NYSE: LGL) (the “Company” or “LGL”), announced its financial results for the three and six months ended June 30, 2021.

•	Revenues of $6.9 million compared to Q2 2020 revenues of $7.1 million
•	Operating income of $0.6 million versus $0.2 million for the prior year quarterly period
•	Diluted net income per share of zero compared to $0.05 per share for the prior year quarter
•	Adjusted EBITDA was $0.8 million compared to $0.3 million for Q2 2020
•	Backlog was $21.3 million versus $19.8 million at December 31, 2020 and $22.5 million at June 30, 2020

The Company’s President and Chief Executive Officer, Mike Ferrantino, said, “I am optimistic as our markets have started to show improvement and we are beginning to benefit from our strategic and operational initiatives.”

Bill Drafts, President and Chief Executive Officer of LGL’s main operating unit, MtronPTI, stated, “While the avionics market continued to impact our results, we continue to grow our space business and delivered our first integrated microwave assembly to a top tier defense firm, gaining market share and broadening our technical capabilities and product offering.”

FINANCIAL RESULTS REVIEW

Revenues were $6.9 million versus $7.1 million for the second quarter of 2020, 2.5% below prior year. The decline in shipments to the avionics market was mostly offset by strong space business performance. The backlog was $21.3 million versus $20.4 million last quarter and $22.5 million for second quarter 2020. Quarterly bookings of $7.8 million show sequential improvement, from $7.1 million last quarter and $5.8 million in the fourth quarter of 2020, but remain substantially below pre-COVID-19 levels. Improvement in new avionics bookings started last quarter, but deliveries are not being scheduled until early next year; quarterly space market orders also trended upward during 2021.

Gross margins were 39.7% compared to 31.8% for the prior year quarter benefiting from favorable product mix and cost reductions including the elimination of certain previously required costs to preserve manufacturing capabilities in response to the COVID-19 impacts on our business. The Company’s India operation was shut down for five weeks during the second quarter of 2020.

Operating income of $0.6 million compared to $0.2 million for the second quarter of 2020 reflecting the margin improvement.

Loss on equity investment of $0.7 million compared to $0.1 million in last year’s second quarter. The higher loss reflects the impact of SPAC legal and other costs related to the planned third quarter DFNS and IronNet business combination.

Diluted earnings per share of zero compared to $0.05 per share in the second quarter of 2020. The second quarter increase in equity loss from the aforementioned business combination related costs ($0.6 million) offset the Company’s operating income for the period. Weighted average shares outstanding at June 30, 2021 were 5.3 million versus 5.2 million at June 30, 2020.

Quarterly adjusted EBITDA, a non-GAAP measure, was $0.8 million in the second quarter of 2021 versus $0.3 million in the second quarter of 2020. (See GAAP reconciliation in the Appendix.)

BALANCE SHEET

The Company’s strong balance sheet reflects a net cash position, including marketable securities, of $21.2 million and total working capital of $28.4 million at June 30, 2021. The Company’s management continues to explore growth organically and through diversified merger and acquisitions and believes the relationship with the SPAC has enhanced its strategic profile in this context.

The previously announced LGL Systems Acquisition Corp. (NYSE-DFNS) business combination agreement with IronNet Cybersecurity, Inc. and related private placement are expected to close in the third quarter of 2021. A DFNS special meeting will be held on August 26, 2021; at which time, approval of the business combination transaction will be voted upon by shareholders.

About The LGL Group, Inc.

The LGL Group, Inc., through its two principal subsidiaries MtronPTI and PTF, designs, manufactures and markets highly-engineered electronic components used to control the frequency or timing of signals in electronic circuits, and designs high performance frequency and time reference standards that form the basis for timing and synchronization in various applications.

Headquartered in Orlando, Florida, the Company has additional design and manufacturing facilities in Yankton, South Dakota, Wakefield, Massachusetts and Noida, India, with local sales offices in Hong Kong and Austin, Texas.

For more information on the Company and its products and services, contact James Tivy at The LGL Group, Inc., 2525 Shader Rd., Orlando, Florida 32804, (407) 298-2000, or visit www.lglgroup.com and www.mtronpti.com.

Caution Concerning Forward Looking Statements

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to us and our current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and our future financial condition and results. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact:

James Tivy

The LGL Group, Inc.

jtivy@lglgroup.com

(407) 298-2000

THE LGL GROUP, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

(Dollars in Thousands, Except Share and Per Share Amounts)

	For the Three Months Ended June 30,
	2021	2020
REVENUES	$6,882	$7,059
Costs and expenses:
Manufacturing cost of sales	4,151	4,816
Engineering, selling and administrative	2,115	2,059
OPERATING INCOME	616	184
Total other (expense) income, net	(609)	128
INCOME BEFORE INCOME TAXES	7	312
Income tax expense	25	57
NET (LOSS) INCOME	$(18)	$255

Weighted average number of shares used in basic EPS calculation	5,272,204	5,211,773
BASIC NET (LOSS) INCOME PER COMMON SHARE	$0.00	$0.05
Weighted average number of shares used in diluted EPS calculation	5,272,204	5,245,162
DILUTED NET (LOSS) INCOME PER COMMON SHARE	$0.00	$0.05

	For the Six Months Ended June 30,
	2021	2020
REVENUES	$13,418	$15,677
Costs and expenses:
Manufacturing cost of sales	8,552	10,478
Engineering, selling and administrative	4,310	4,355
OPERATING INCOME	556	844
Total other (expense) income, net	(516)	(295)
INCOME BEFORE INCOME TAXES	40	549
Income tax expense	31	111
NET INCOME	$9	$438

Weighted average number of shares used in basic EPS calculation	5,272,204	5,132,414
BASIC NET INCOME PER COMMON SHARE	$0.00	$0.09
Weighted average number of shares used in diluted EPS calculation	5,337,986	5,170,740
DILUTED NET INCOME PER COMMON SHARE	$0.00	$0.08

THE LGL GROUP, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(Dollars in Thousands)

	June 30, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$15,254	$18,331
Marketable securities	5,993	5,791
Accounts receivable, net	4,654	4,122
Inventories, net	5,548	5,280
Prepaid expenses and other current assets	270	257
Total Current Assets	31,719	33,781
Property, plant and equipment, net	2,952	2,785
Right-of-use lease assets	362	422
Equity investment in unconsolidated subsidiary	5,045	3,072
Intangible assets, net	290	327
Deferred income taxes, net	2,996	3,052
Other assets	35	16
Total Assets	$43,399	$43,455
LIABILITIES AND STOCKHOLDERS' EQUITY
Total Current Liabilities	3,282	3,397
Total Long-Term Liabilities	246	293
Total Liabilities	3,528	3,690
Total Stockholders' Equity	39,871	39,765
Total Liabilities and Stockholders' Equity	$43,399	$43,455

Reconciliations of GAAP to Non-GAAP Measures

To supplement our consolidated financial statements presented on a GAAP (generally accepted accounting principles) basis, the Company uses certain non-GAAP measures, including Adjusted EBITDA, which we define as net income adjusted to exclude depreciation and amortization expense, interest income (expense), income taxes expense (benefit), stock-based compensation expense, investment income and other items we believe are discrete events which have a significant impact on comparable GAAP measures and could distort an evaluation of our normal operating performance. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and our marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States.

Reconciliation of GAAP Net Income Before Income Taxes to Non-GAAP Adjusted EBITDA:

	For the Three Months Ended June 30,
	2021	2020
(000's, except share and per share amounts)
Income before income taxes	$7	$312
Interest expense, net	3	4
Depreciation and amortization	137	126
Non-cash stock compensation	19	37
Investment (income)	(75)	(236)
Loss on equity investment in unconsolidated subsidiary	676	100
Adjusted EBITDA	$767	$343

Basic per share information:
Weighted average shares outstanding	5,272,204	5,211,773
Adjusted EBITDA per share	$0.15	$0.07

Diluted per share information:
Weighted average shares outstanding	5,272,204	5,245,162
Adjusted EBITDA per share	$0.15	$0.07

	For the Six Months Ended June 30,
	2021	2020
(000's, except shares and per share amounts)
Income before income taxes	$40	$549
Interest expense, net	6	4
Depreciation and amortization	271	261
Non-cash stock compensation	97	47
Investment (income) loss	(202)	57
Loss on equity investment in unconsolidated subsidiary	752	139
Adjusted EBITDA	$964	$1,057

Basic per share information:
Weighted average shares outstanding	5,272,204	5,132,414
Adjusted EBITDA per share	$0.18	$0.21

Diluted per share information:
Weighted average shares outstanding	5,337,986	5,170,740
Adjusted EBITDA per share	$0.18	$0.20